UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

GenOn Energy, Inc.

(Exact name of Registrant as specified in its charter)

76-0655566 (IRS Employer Identification No.)

001-16455 (Commission File Number)

GenOn Americas Generation, LLC

(Exact name of Registrant as specified in its charter)

51-0390520 (IRS Employer Identification No.)

333-63240 (Commission File Number)

Delaware (State or other jurisdiction of incorporation)	(609) 524-4500 (Registrant’s telephone number, including area code)

804 Carnegie Center,

Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.     Other Events.

As previously disclosed, on June 14, 2017, GenOn Energy, Inc. (“GenOn”), GenOn Americas Generation, LLC (“GAG”) and certain of their directly and indirectly-owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). On December 12, 2017, the Bankruptcy Court entered the Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and its Debtor Affiliates (the “Confirmation Order”), which approved and confirmed the Debtors’ Third Amended Joint Chapter 11 Plan of Reorganization (the “Plan”). The Confirmation Order, in part, approved the terms of the settlement terms agreed to among the Debtors, NRG Energy, Inc. (“NRG”), certain consenting noteholders of GenOn and GAG, GenOn Mid-Atlantic, LLC (“GenMA”), and certain of GenOn Mid-Atlantic’s stakeholders (including the Owner Lessor Plaintiffs (as defined in the Plan)) (the “GenMA Settlement”) and directed the settlement parties to cooperate in good faith to negotiate definitive documentation consistent with the GenMA Settlement term sheet in order to pursue consummation of the GenMA Settlement.

On April 27, 2018, the parties to the GenMA Settlement finalized the definitive documentation and consummated the GenMA Settlement. Certain terms of the GenMA Settlement are as follows, as qualified by the terms of the applicable definitive documentation:

•                  settlement of all pending litigation with the Owner Lessor Plaintiffs, including two actions pending in the Supreme Court of the State of New York, and the release of certain claims and causes of action by and among NRG, GenMA, the Owner Lessor Plaintiffs and certain of their respective related parties;

•                  cash redemption or purchase of certain outstanding lessor notes/pass-through certificates, funded by (i) GenMA cash on hand; (ii) proceeds from a J.P. Morgan letter of credit draw; and (iii) a $20.0 million subordinated loan by GenOn to GenMA;

•                  NRG caused a letter of credit to be issued in the amount of $37.5 million as credit support to GenMA, in respect of GenMA’s rent obligations;

•                  NRG contributed $5.85 million and GenOn contributed $3.15 million towards the payment of professional fees incurred by the Owner Lessor Plaintiffs, and the balance of such fees was paid by GenMA;

•                  GenOn will retain $125.0 million from the pre-petition transfer from GenMA on account of the J.P. Morgan letter of credit draw and all proceeds of NRG’s settlement payment of approximately $261.3 million to be paid to GenOn upon the consummation of the NRG Settlement (as defined in the Plan) to fully settle the disputes existing between such parties and their respective affiliates (subject to set-off of approximately $126.7 million in NRG claims against GenOn under the parties’ intercompany secured revolving credit facility);

•                  Debt and lien covenants will permit a secured working capital facility in an amount not to exceed $75.0 million, which GenMA will use commercially reasonable efforts to obtain; and

•                  GenMA will have one independent director appointed by the Owner Lessor Plaintiffs.

The foregoing is a summary of the material terms of the GenMA Settlement. This summary highlights only certain substantive provisions of the GenMA Settlement and is not intended to be a complete description of the GenMA Settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 1, 2018		GenOn Energy, Inc.
(Registrant)

	By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer

GenOn Americas Generation, LLC
(Registrant)

		By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer